Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

6% UNSECURED PROMISSORY NOTE DUE JUNE 30, 2018

OF

AMERI HOLDINGS, INC.

Original Issuance Date: March 10, 2017	Original Principal Amount: $[______]
Note No. [__]	Princeton, New Jersey

THIS NOTE (this “Note”) is duly authorized and issued by Ameri Holdings, Inc., a Delaware corporation (the “Company”), and designated as a 6% Unsecured Promissory Note of the Company in the original principal amount of [AMOUNT] U.S. Dollars ($[_______]). 50% of the principal and unpaid interest under this Note as of and including for December 31, 2017 shall become due and payable on December 31, 2017 (the “First Maturity Date”), and the remaining 50% of the principal and unpaid interest under this Note as of and including for June 30, 2018 shall become due and payable on June 30, 2018 (the “Final Maturity Date”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of [HOLDER NAME], or [his/her/its] registered assigns or successors-in-interest (the “Holder”), half of the Principal Amount together with all accrued but unpaid interest thereon as of and including the First Maturity Date, if any, on the First Maturity Date and half of the Principal Amount together with all accrued but unpaid interest thereon as of and including the Final Maturity Date, if any, on the Final Maturity Date, in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 6% per annum from the original date of issuance, March 10, 2017 (the “Issuance Date”), until repayment or an Event of Default, or such earlier date upon acceleration in accordance with the terms hereof. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in accordance with Section 1 hereof. Notwithstanding anything to the contrary contained herein, this Note shall bear interest on the due and unpaid Outstanding Balance from and after the occurrence and during the continuance of an Event of Default pursuant to Section 3(a), at the rate (the “Default Rate”) equal to the lower of ten percent (10%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may be prepaid in whole or in part at any time without penalty. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Share Purchase Agreement, dated as of the Issuance Date, pursuant to which the Note was originally issued (the “Purchase Agreement”). For purposes hereof, the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, State of New York are authorized or required by law or executive order to remain closed.

“Debt” shall mean Indebtedness for Borrowed Money.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Principal Amount” shall mean the original principal amount of this Note.

“Outstanding Balance” shall refer to the sum of (i) the then-outstanding unpaid Principal Amount, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

The following terms and conditions shall apply to this Note:

Section 1.                  Payments of Principal and Interest.

(a)                Interest Payments. The Company shall pay all accrued but unpaid interest on the Principal Amount of this Note (“Payment Amount”), in two installments, on December 31, 2017 and June 30, 2018.

(b)               Payment of Principal and Interest. Subject to the provisions hereof, including, without limitation, the right to obtain prepayment of the Principal Amount provided herein, half of the Principal Amount together with all accrued but unpaid interest thereon as of and including the First Maturity Date, if any, shall be due and payable on the First Maturity Date and half of the Principal Amount together with all accrued but unpaid interest thereon as of and including the Final Maturity Date, if any, shall be due and payable on the Final Maturity Date.

(c)                Prepayment of Principal. The Company shall have the right at any time, but not the obligation, to prepay, in full or in part, at par the Principal Amount provided herein, along with all accrued but unpaid interest as of the date of such prepayment. The Company shall provide the Holder with 10 Business Days prior notice of its election to prepay all or a portion of the Principal Amount. Any prepayments will be applied first to any unpaid collection costs, if any, then to unpaid interest and fees, if any, and then to the Principal Amount.

(d)               Taxes. The Company may withhold and pay over to the relevant authorities any appropriate tax or other legally required withholdings from any interest payment to be made to the Holder to the extent that such withholding is required by the Internal Revenue Code or any other applicable law, rule, or regulation.

Section 2.                  Subordinate Status. The obligations of the Company hereunder shall rank junior to and be subordinate to the Debt of the Company pursuant to that certain Loan and Security Agreement, dated as of July 1, 2016, with Sterling National Bank (the “Loan Agreement”). The Holder acknowledges and agrees that, notwithstanding Section 1 above, the Company may be prohibited from making any payments required hereunder to the Holder if it would result in the Company’s breach of any covenants under the Loan Agreement, provided that any such failure to timely make such payments pursuant to the schedule provided herein shall nonetheless constitute an Event of Default hereunder.

This 6% Unsecured Promissory Note is subject to the terms of a Subordination Agreement in favor of Sterling National Bank, which Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in this 6% Unsecured Promissory Note, no payment on account of principal or interest thereof shall be paid except in accordance with the terms of such Subordination Agreement.

Section 3.                  Defaults and Remedies.

(a)                Events of Default. An “Event of Default” is: (i) a default in payment of any portion of the Principal Amount, when due, or failure to pay any accrued but unpaid interest thereon of the Note within five (5) Business Days after the date such interest payment is due; (ii) failure by the Company for thirty (30) days after written notice has been received by the Company to comply with any other material provision of the Note, the Purchase Agreement or the Transaction Documents, (iii) a material breach by the Company of its representations or warranties in the Purchase Agreement or Transaction Documents that remains uncured for thirty (30) business days after notice to the Company; or (iv) if the Company or any of its subsidiaries is subject to any Bankruptcy Event. “Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

(b)               Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then Outstanding Balance to be due and payable immediately. The Company shall pay interest on such amount at the Default Rate to the Holder if such amount is not paid within two (2) days of Holder’s request. The remedies under this Note shall be cumulative, and nothing herein is intended nor shall it limit the ability of Holder to exercise any other rights Holder may have with respect to this Note.

Section 4.                 Certain Negative Covenants. The Company hereby covenants and agrees that, for so long as there remains an Outstanding Balance, unless the Holder shall otherwise consent in writing, the Company shall not, and shall not permit any subsidiary to, directly or indirectly after the date hereof declare, pay or make any dividend or distribution on any Common Stock, other than dividends or distributions payable in its stock or split-ups or reclassifications of its stock into additional or other shares of its stock.

Section 5.                  General.

(a)                Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)               Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)                Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)               Assignment, etc. The Holder may assign or transfer this Note to any transferee. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)                No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)                Governing Law; Jurisdiction.

      (i)                 Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

      (ii)               Jurisdiction. The Company irrevocably submits to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

           The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     (iii)             NO JURY TRIAL. THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)               Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate Outstanding Balance, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h)               Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date first set forth above.

AMERI HOLDINGS, INC.

By:
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer